UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

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Trammell Crow Company
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On October 31, 2006, Trammell Crow Company (the “Company”) announced that it has entered into an Agreement and Plan of Merger, dated as of October 30, 2006, with CB Richard Ellis Group, Inc. (“CBRE”) and A-2 Acquisition Corp., a wholly-owned subsidiary of CBRE.  Set forth below is a memo to the Company’s perspective clients regarding the merger.

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November 2006

A Message to Our Prospective Clients

On October 31, 2006, Trammell Crow Company (TCC) announced our plans to join forces with CB Richard Ellis (CBRE) in a merger that we expect to close by the end of this year or early next year.  The merger will bring together the best of both companies into a single world-class organization.

CBRE chose TCC as their partner for this history-making merger for the same reason our clients have consistently chosen us in the past:

•                  Our culture of client focus and commitment to continuous improvement

•                  Our mature integrated account management model built on codified processes and best practices

•                  Our diversified platform and proven ability to deliver results across the entire lifecycle of our clients’ business and real estate needs.

To ensure that TCC’s core capabilities and account management approach remains intact inside of CBRE, key leaders from TCC’s Global Services organization, including Mike Lafitte, Bill Concannon, and Diane Paddison, will transition to CB Richard Ellis to serve in senior leadership roles very similar to the roles they fill at TCC today. Once at CBRE, they will import and integrate the best of TCC’s and CBRE’s respective corporate services models into a comprehensive and integrated global platform. Going forward, they will manage CBRE’s outsourcing services business in much the same way as they manage it at TCC today.

We are highly committed to ensuring a seamless transition for our clients and prospective clients throughout this process, with minimal business disruption. Because client service is — and will remain — our number one goal, we have a dedicated team of individuals who are focused solely on the integration process with CBRE. We will work tirelessly to ensure that our account teams are able to stay focused on our number one priority: our clients.

Until the transaction is complete, we will compete in the market place just like we always have. However, there will be extensive transition planning to ensure that when the merger is completed there will be no disruption in our service to you.  Thank you for placing your trust in us and for continuing to consider us as your real estate service partner.

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This filing contains forward-looking statements that are made pursuant to the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995, particularly those statements regarding the effects of the proposed merger and those preceded by, followed by or that otherwise include the words “believes,” “expects,” “anticipates,” “intends,” “estimates,” or similar expressions. Forward looking statements relating to expectations about future results or events are based upon information available to the Company and CBRE as of today’s date, and the Company and CBRE assume no obligation to update any of these statements.  The forward looking statements are not guarantees of the future performance of the Company, CBRE or the combined company, and actual results may vary materially from the results and expectations discussed.  For instance, although the Company and CBRE have signed an agreement for a subsidiary of CBRE to merge with and into the Company, there is no assurance that they will complete the proposed merger. The merger agreement will terminate if the companies do not receive necessary approval of the Company’s stockholders or government approvals or if either the Company or CBRE fail to satisfy conditions to closing.  Additional risks and uncertainties related to the proposed merger include, but are not limited to, the successful integration of the Company into CBRE’s business and the combined company’s ability to compete in the highly competitive real estate services industry.  The revenues, earnings and business prospects of the Company and the combined company and their ability to achieve planned business objectives will be subject to a number of risks and uncertainties. These risks and uncertainties include, among other things, (i) the ability of the Company to complete the proposed transaction with CBRE due to a number of factors, including but not limited to, the ability of the Company and CBRE to satisfy the various conditions contained in the merger agreement between the parties, including Trammell Crow stockholder approval, regulatory approvals and other customary conditions, (ii) the ability of the Company to retain its major customers and renew its contracts, (iii) the ability of the Company to attract new user and investor customers, (iv) the ability of the Company to manage fluctuations in net earnings and cash flow which could result from the Company’s participation as a principal in real estate investments, (v) the Company’s ability to continue to pursue its growth strategy, (vi) the Company’s ability to pursue strategic acquisitions on favorable terms and manage challenges and issues commonly encountered as a result of those acquisitions, (vii) the Company’s ability to compete in highly competitive national and local business lines, (viii) the Company’s ability to attract and retain qualified personnel in all areas of its business (particularly senior management), (ix) the timing of individual transactions, (x) the ability of the Company to identify, implement and maintain the benefit of cost reduction measures and achieve economies of scale and (xi) the ability of the Company to compete effectively in the international arena and manage the risks of operating in the international arena (including foreign currency exchange risk). In addition, the Company’s ability to achieve certain anticipated results will be subject to other factors affecting the Company’s business that are beyond the Company’s control, including but not limited to general economic conditions (including interest rates, the cost and availability of capital for investment in real estate, clients’ willingness to make real estate commitments and other factors impacting the value of real estate assets), the effect of government regulation on the conduct of the Company’s business and the threat of terrorism and acts of war. These and other risks have been identified from time to time in the Company’s and CBRE’s SEC reports and public announcements.

The proposed merger will be submitted to the Company’s stockholders for their consideration, and the Company will file with the SEC a definitive proxy statement to be used by the Company to solicit the approval of its stockholders for the proposed merger.  The Company may also file other documents concerning the proposed merger.  You are urged to read the proxy statement regarding the proposed merger when it becomes available and any other relevant documents filed with the SEC, as well as any amendments or supplements to the proxy statement, because they will contain important information.  You will be able to obtain a free copy of the proxy statement, as well as other filings containing information about the Company at the SEC’s Internet Site (http://www.sec.gov). Copies of the proxy statement can also be obtained without charge, by directing a request to: Trammell Crow Company, 2001 Ross Avenue, Suite 3400, Dallas, Texas, 75201, or via telephone at (214) 863-3000.

The Company and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of the Company in connection with the proposed merger. Additional information regarding the interests of those participants may be obtained by reading the proxy statement regarding the proposed merger when it becomes available.